Natus Medical Announces Third Quarter 2020 Financial Results

	Q3-2020	Key Results
Revenue (millions)	$102.8	➢ Revenue increased 21.3% compared to 2nd quarter ➢ Generated $7.5 million in operating cash flow ➢ Revenue declined 16.8% year over year ➢ Reduced debt by $20.0 million during the quarter
GAAP loss per share	$0.28
Non-GAAP EPS	$0.09

PLEASANTON, Calif. (October 29, 2020) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three and nine months ended September 30, 2020.

For the third quarter ended September 30, 2020, the Company reported revenue of $102.8 million, a decline of 16.8% compared to $123.5 million reported for the third quarter 2019. GAAP gross margin was 46.2% during the third quarter of 2020 compared to 59.4% in the third quarter 2019. GAAP net loss was $9.3 million, or $0.28 loss per share, compared with GAAP net income of $8.2 million, or $0.24 earnings per diluted share in the third quarter 2019.

Non-GAAP gross margin was 56.2% in the third quarter 2020 compared to 61.5% reported for the third quarter of 2019. Non-GAAP earnings per diluted share was $0.09 for the third quarter 2020, compared to $0.35 in the third quarter 2019. Non-GAAP net income was $3.2 million in the third quarter 2020 compared to $11.9 million in the third quarter 2019.

For the nine months ended September 30, 2020, the Company reported revenue of $297.0 million, a decrease of 18.4% compared to $363.8 million reported for the same period in 2019. GAAP gross margin was 50.8% vs. 58.1% reported for the same period in 2019. GAAP net loss was $21.8 million for the nine months ended September 30, 2020, or $0.65 per share, compared with GAAP net loss of $18.7 million, or $0.55 per share in the same period in 2019.

Non-GAAP gross margin was 56.0% in 2020 vs. 60.1% reported for the same period in 2019. Non-GAAP earnings per diluted share was $0.00 for the nine months ended September 30, 2020, compared to $0.75 in the same period in 2019. The Company reported non-GAAP net income of $0.1 million for the nine months ended September 30, 2020, compared to prior year's non-GAAP net income of $25.2 million.

“We are very encouraged by the rate of business recovery in the third quarter. Our revenue grew by 21% compared to the second quarter of 2020. The revenue increase was led by Neuro and Hearing & Balance, respectively. Our Newborn Care end market continues to be the least impacted by the pandemic compared to last year. Although, revenues remain below historical levels, we generated $7.5 million of cash flows from operations, paid down $20.0 million of debt and returned to a net cash position. Looking ahead, we expect further business recovery in the fourth quarter,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“We expect revenues from all three of our end markets to increase sequentially in the fourth quarter. Our supplies revenue increased sequentially 26% during the third quarter, indicating a return toward a more normal pace of hospital activity. Device sales increased from the previous quarter as well, up 21%, highlighting an increase in capital spending. Our backlog and pipeline rose in the fourth quarter compared the third quarter, increasing the confidence in our outlook for the fourth quarter,” Mr. Kennedy continued.

Financial Guidance

For the fourth quarter 2020, the Company's revenue guidance is expected to be between $104.0 million and $114.0 million and non-GAAP earnings per share guidance is expected to be between $0.19 and $0.31.

For the full year 2020, the Company's revenue guidance is expected to be between $401.0 million and $411.0 million and non-GAAP earnings per share guidance is expected to be between $0.20 and $0.31.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effect, which the Company expects to be approximately $4.1 million and $26.1 million for the fourth quarter 2020 and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.12 and $0.77 for the respective periods.

Guidance for the fourth quarter assumes a steady, but gradual increase in our business and does not consider the potential of a significant COVID-19 resurgence and its impact, if any, on the economy and our customers.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, October 29, 2020. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 7889667. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 7889667. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended March 31, 2020, and Quarterly Report on Form 10-Q for the period ended June 30, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$102,803	$123,463	$296,966	$363,759
Cost of revenue	47,160	48,389	134,665	147,291
Intangibles amortization	8,117	1,736	11,440	5,237
Gross profit	47,526	73,338	150,861	211,231
Gross profit margin	46.2%	59.4%	50.8%	58.1%
Operating expenses:
Marketing and selling	26,035	30,787	79,567	96,841
Research and development	14,670	14,447	46,574	41,166
General and administrative	12,384	15,394	36,754	44,390
Intangibles amortization	4,025	3,751	11,330	11,300
Restructuring	350	1,106	1,842	41,147
Total operating expenses	57,464	65,485	176,067	234,844
Income (loss) from operations	(9,938)	7,853	(25,206)	(23,613)
Interest expense	(1,107)	(1,165)	(2,800)	(4,059)
Other income (expense), net	160	(444)	(398)	(862)
Income (loss) before provision for (benefit from) income tax	(10,885)	6,244	(28,404)	(28,534)
Benefit from income tax	(1,569)	(1,987)	(6,588)	(9,852)
Net income (loss)	$(9,316)	$8,231	$(21,816)	$(18,682)
Net income (loss) per share:
Basic	$(0.28)	$0.24	$(0.65)	$(0.55)
Diluted	$(0.28)	$0.24	$(0.65)	$(0.55)
Weighted-average shares:
Basic	33,828	33,655	33,577	33,666
Diluted	33,828	33,738	33,577	33,666

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and investments	$74,536	$63,297
Accounts receivable	84,107	115,889
Inventories	80,135	71,368
Other current assets	27,740	19,195
Total current assets	266,518	269,749

Property and equipment	24,245	24,702
Operating lease right-of-use assets	11,960	15,046
Goodwill and intangible assets	241,746	261,166
Deferred income tax	28,749	30,355
Other assets	23,672	21,509
Total assets	$596,890	$622,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,597	$27,253
Current portion of long-term debt	40,000	35,000
Accrued liabilities	39,034	54,451
Deferred revenue	20,034	20,246
Current portion of operating lease liabilities	5,343	5,871
Total current liabilities	132,008	142,821

Long-term debt	25,697	19,665
Deferred income tax	14,786	14,251
Operating lease liabilities	9,358	12,051
Other long-term liabilities	19,574	17,616
Total liabilities	201,423	206,404
Total stockholders’ equity	395,467	416,123
Total liabilities and stockholders’ equity	$596,890	$622,527

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating activities:
Net income (loss)	$(9,316)	$8,230	$(21,816)	$(18,682)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	209	711	1,158	3,934
Impairment of intangible assets	6,678	—	6,678	—
Depreciation and amortization	7,312	7,519	20,989	22,946
Loss on disposal of property and equipment	127	—	149	482
Warranty reserve	(151)	911	1,129	2,588
Share-based compensation	2,395	1,915	7,059	6,377
Loss on commencement of sales-type leases	766	—	1,861	—
Impairment charge for held for sale assets	—	—	—	24,571
Changes in operating assets and liabilities:
Accounts receivable	3,120	(2,057)	30,367	14,850
Inventories	4,777	32	(6,417)	(2,074)
Prepaid expenses and other assets	(7,012)	856	(11,078)	(9,527)
Accounts payable	(4,343)	5,291	(19)	2,076
Accrued liabilities	2,499	3,693	(13,844)	1,073
Deferred revenue	(1,243)	(368)	(941)	2,371
Deferred income tax	1,671	(2,867)	1,826	(3,072)
Net cash provided by operating activities	7,489	23,866	17,101	47,913
Investing activities:
Purchase of property and equipment	(690)	(953)	(7,617)	(3,872)
Purchase of intangible assets	—	—	—	(13)
Net cash used in investing activities	(690)	(953)	(7,617)	(3,885)
Financing activities:
Proceeds from stock option exercises and ESPP	—	519	658	2,193
Repurchase of common stock		—	(10,495)	—
Taxes paid related to settlement of equity awards	(10)	(23)	(1,936)	(1,596)
Deferred debt issuance costs	(1,175)	—	(1,175)	—
Principal payments of financing lease liability	(173)	(139)	(415)	(404)
Proceeds from long-term borrowings	—	—	60,000	—
Payments on borrowings	(20,000)	(10,000)	(48,000)	(35,000)
Net cash used in financing activities	(21,358)	(9,643)	(1,363)	(34,807)
Exchange rate changes effect on cash and cash equivalents	4,217	(2,217)	3,118	(2,532)
Net increase (decrease) in cash and cash equivalents	(10,342)	11,053	11,239	6,689
Cash and cash equivalents, beginning of period	84,878	52,009	63,297	56,373
Cash and cash equivalents, end of period	$74,536	$63,062	$74,536	$63,062

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP based results:
Income (loss) before provision for income tax	$(10,885)	$6,244	$(28,404)	$(28,534)

Non-GAAP adjustments:
Intangibles amortization (COGS)	8,117	1,736	11,440	5,237
Recall accrual and remediation efforts (COGS)	(366)	—	(366)	67
Restructuring and other non-recurring costs (COGS)	2,457	—	4,233	989
Direct costs of acquisitions (COGS)	—	917	—	1,040
Intangibles amortization (OPEX)	4,025	3,751	11,330	11,300
Direct costs of acquisitions (OPEX)	—	698	—	956
Restructuring and other non-recurring costs (OPEX)	353	1,855	1,760	42,112
Litigation (OPEX)	—	5	—	702
Non-GAAP income (loss) before provision for (benefit from) income tax	3,701	15,206	(7)	33,869

Income tax expense (benefit), as adjusted	$505	$3,325	$(95)	$8,666

Non-GAAP net income	$3,196	$11,881	$88	$25,203
Non-GAAP earnings per share:
Basic	$0.09	$0.35	$0.00	$0.75
Diluted	$0.09	$0.35	$0.00	$0.75

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,828	33,655	33,577	33,666
Diluted non-GAAP earnings per share	33,841	33,738	33,637	33,772

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Gross Profit	$47,526	$73,338	$150,861	$211,231
Amortization of intangibles	8,117	1,736	11,440	5,237
Direct cost of acquisitions	—	917	—	1,040
Recall accrual and remediation efforts	(366)	—	(366)	67
Restructuring and other non-recurring costs	2,457	—	4,233	989
Non-GAAP Gross Profit	$57,734	$75,991	$166,168	$218,564
Non-GAAP Gross Margin	56.2%	61.5%	56.0%	60.1%

GAAP Operating Income (Loss)	$(9,938)	$7,853	$(25,206)	$(23,613)
Amortization of intangibles	12,142	5,487	22,770	16,537
Recall accrual and remediation efforts	(366)	—	(366)	67
Litigation	—	5	—	702
Restructuring and other non-recurring costs	2,810	1,855	5,993	43,101
Direct cost of acquisitions	—	1,615	—	1,996
Non-GAAP Operating Income	$4,648	$16,815	$3,191	$38,790
Non-GAAP Operating Margin	4.5%	13.6%	1.1%	10.7%

GAAP Income Tax Expense (Benefit)	$(1,569)	$(1,987)	$(6,588)	$(9,852)
Effect of accumulated change of pretax income	2,402	3,140	6,493	8,847
Effect of change in annual expected tax rate	(328)	(1,134)	—	(1,740)
Repatriation tax adjustment	—	—	—	(177)
Restructuring and other expenses	—	3,306	—	11,588
Non-GAAP Income Tax Expense (Benefit)	$505	$3,325	$(95)	$8,666

	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
GAAP EPS Guidance	$0.07 - $0.19	($0.57) - ($0.46)
Amortization of intangibles	0.16	0.83
Restructuring and other non-recurring costs	—	0.17
Tax effect	(0.04)	(0.23)
Non-GAAP EPS Guidance	$0.19 - $0.31	$0.20 - $0.31

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Neuro:
Revenue	$58,735	$72,192	$167,681	$206,179
Cost of revenue	27,157	25,207	73,765	75,749
Intangibles amortization	7,163	938	8,869	2,819
Gross profit	$24,415	$46,047	$85,047	$127,611
Gross profit margin	41.6%	63.8%	50.7%	61.9%

Newborn care:
Revenue	$25,711	$27,005	$76,744	$83,105
Cost of revenue	12,610	11,359	37,105	35,238
Intangibles amortization	66	64	193	193
Gross profit	$13,035	$15,582	$39,446	$47,674
Gross profit margin	50.7%	57.7%	51.4%	57.4%

Hearing & balance:
Revenue	$18,357	$24,266	$52,541	$74,475
Cost of revenue	7,393	11,823	23,795	36,304
Intangibles amortization	888	734	2,378	2,225
Gross profit	$10,076	$11,709	$26,368	$35,946
Gross profit margin	54.9%	48.3%	50.2%	48.3%

Consolidated:
Revenue	$102,803	$123,463	$296,966	$363,759
Cost of revenue	47,160	48,389	134,665	147,291
Intangibles amortization	8,117	1,736	11,440	5,237
Gross profit	$47,526	$73,338	$150,861	$211,231
Gross profit margin	46.2%	59.4%	50.8%	58.1%

Note: The revenue and gross margin for our AccuScreen® newborn hearing screening product has been reclassified from Hearing & Balance to Newborn Care for both the current and prior periods. Hearing & Balance was formerly named Audiology.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Neuro:
GAAP Gross Profit	$24,415	$46,047	$85,047	$127,611
Amortization of intangibles	7,163	938	8,869	2,819
Direct costs of acquisitions	—	917	—	1,040
Restructuring and other non-recurring costs	1,588	—	2,292	—
Non-GAAP Gross Profit	$33,166	$47,902	$96,208	$131,470
Non-GAAP Gross Margin	56.5%	66.4%	57.4%	63.8%

Newborn care:
GAAP Gross Profit	$13,035	$15,582	$39,446	$47,674
Amortization of intangibles	66	64	193	193
Recall accrual and remediation efforts	(366)	—	(366)	(571)
Restructuring and other non-recurring costs	322	—	322	814
Non-GAAP Gross Profit	$13,057	$15,646	$39,595	$48,110
Non-GAAP Gross Margin	50.8%	57.9%	51.6%	57.9%

Hearing & balance:
GAAP Gross Profit	$10,076	$11,709	$26,368	$35,946
Amortization of intangibles	888	734	2,378	2,225
Recall accrual and remediation efforts	—	—	—	638
Restructuring and other non-recurring costs	547	—	1,619	175
Non-GAAP Gross Profit	$11,511	$12,443	$30,365	$38,984
Non-GAAP Gross Margin	62.7%	51.3%	57.8%	52.3%

Consolidated:
GAAP Gross Profit	$47,526	$73,338	$150,861	$211,231
Amortization of intangibles	8,117	1,736	11,440	5,237
Direct costs of acquisitions	—	917	—	1,040
Recall accrual and remediation efforts	(366)	—	(366)	67
Restructuring and other non-recurring costs	2,457	—	4,233	989
Non-GAAP Gross Profit	$57,734	$75,991	$166,168	$218,564
Non-GAAP Gross Margin	56.2%	61.5%	56.0%	60.1%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Consolidated Revenue:
United States	$63,553	$73,553	$183,181	$213,055
International	39,250	49,910	113,785	150,704
Totals	$102,803	$123,463	$296,966	$363,759

United States	62%	60%	62%	59%
International	38%	40%	38%	41%
Totals	100%	100%	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in millions)

	Three Months Ended		Nine Months Ended		Year Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019	December 31, 2019	December 31, 2018
Revenue	$102.8	$123.5	$297.0	$363.8	$495.1	$530.9
Newborn care*	—	(0.6)	—	(4.6)	(4.5)	(20.6)
Neuro*	—	(0.2)	—	(1.2)	(1.2)	(14.3)
Hearing & balance*	—	—	—	(0.1)	(0.1)	(11.3)
Revenue after exited products	$102.8	$122.7	$297.0	$357.9	$489.3	$484.7

*Newborn care, Neuro, and Hearing & balance include exited businesses (GND, Neurocom, Medix) and other end of sales products.